                         REGISTRATION RIGHTS AGREEMENT



                              September ___, 1997

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. Registration Rights.........................................................1
      1.1  Definitions.........................................................1
      1.2  Shelf Registration..................................................3
      1.3  Registration Procedures.............................................5
      1.4  Holder's Obligations...............................................10
      1.5  Expenses of Registration...........................................10
      1.6  Delay of Registration..............................................11
      1.7  Indemnification....................................................11
      1.8  Assignment of Registration Rights..................................13
      1.9  "Market Stand-Off" Agreement.......................................13
      1.10  Termination of Registration Rights................................14

2. Miscellaneous..............................................................14
      2.1  Successors and Assigns.............................................14
      2.2  Governing Law......................................................14
      2.3  Counterparts.......................................................14
      2.4  Titles and Subtitles...............................................14
      2.5  Notices............................................................14
      2.6  Expenses...........................................................15
      2.7  Entire Agreement: Amendments and Waivers...........................15
      2.8  Severability.......................................................15
      2.9  Aggregation of Stock...............................................15

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT is made as of the _____ day of September, 1997, by and between System Software Associates, Inc., a Delaware corporation (the "Company") and H&Q SSA Investors, L.P., a Delaware limited partnership (the "Purchaser").

                                   RECITALS
                                   --------

          WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Purchaser are entering into the Amended and Restated Securities Purchase Agreement dated as of September ___, 1997 (as amended and in effect from time to time, the "Purchase Agreement") pursuant to which the Company is issuing and selling to the Purchaser, and the Purchaser is purchasing from the Company, warrants (the "Warrants") to purchase an aggregate of 600,000 shares of the Company's common stock, par value $0.0033 per share (the "Common Stock") and 10,000 shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock"); and

          WHEREAS, it is a condition to the issuance and sale by the Company, and the purchase by the Purchaser, of such Warrants pursuant to the Purchase Agreement that the Company and the Purchaser enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Registration Rights. The Company covenants and agrees as follows:

               1.1  Definitions.  For purposes of this Section 1:

                    (a) The term "Act" means the Securities Act of 1933, as amended.

                    (b) The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                    (c) The term "Convertible Subordinated Notes Offering" means a firm commitment public offering of $100 million principal amount of Convertible Notes of the Company due 2002.

                    (d) The term "Effectiveness Period" means the period commencing with the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

                    (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof in accordance with Section 1.8 hereof.

                    (f) The term "Managing Underwriters" means the investment banking firm or firms that shall manage or co-manage an Underwritten Offering.

                    (g) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

                    (h) The term "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                    (i) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                    (j) The term "Registrable Securities" means (i) the Warrants, (ii) the Common Stock into which the Warrants are exercisable or exercised, whether or not such Warrants have been exercised, (iii) the Common Stock into which the Preferred Stock is convertible or converted, whether or not such Preferred Stock has been converted and (iv) any shares of capital stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (ii) or (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                    (k) The term "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                    (l) The term "Special Counsel" means Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, or such successor counsel as shall be specified by the Holders of a majority of the Registrable Securities, the fees and expenses of which will be paid by the Company pursuant to Section 1.5 hereof, such fees and expenses not to exceed $25,000.

                    (m) The term "SEC" shall mean the Securities and Exchange Commission.

                    (n) The terms "Underwritten Registration" or "Underwritten Offering" refer to a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

               1.2  Shelf Registration.

                    (a) The Company shall prepare and file with the SEC, not later than September 1, 1998 (the "Filing Date"), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holders in the manner or manners designated by them (including, without limitation, one or more Underwritten Offerings). The Company shall use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earlier of the expiration of the Effectiveness Period or the date a Subsequent Shelf Registration, as defined below, covering all of the Registrable Securities has been declared effective under the Securities Act.

                    (b) If the Initial Shelf Registration or any Subsequent Shelf Registration, as defined below, ceases to be effective for any reason as a result of the issuance of a stop order by the SEC at any time during the Effectiveness Period, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

                    (c) The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Purchaser or by any Managing Underwriter of such Registrable Securities in the event of an Underwritten Offering of the Registrable Securities.

                    (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell its Registrable Securities pursuant to a Shelf Registration and related Prospectus, it will do so only in accordance with this
Section 1.2(d). Each Holder of Registrable Securities agrees to give written notice to the Company at least three Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration, which notice shall specify the date on which such Holder intends to begin such distribution and any information with respect to such Holder and the intended distribution of Registrable Securities by such Holder as may be required to amend the Registration Statement or supplement the related Prospectus with respect to such intended distribution of Registrable Securities by such Holder (the "Requisite Information"). In the event the Holder fails to provide the Requisite Information in its initial notice of its intention to distribute the Registrable Securities pursuant to the Registration Statement, the Company will promptly request such Holder to provide such Requisite Information. As soon as practicable after the date the Requisite Information is provided, and in any event within two Business Days after such date, the Company shall (i) if necessary, prepare and file with the Commission a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Notice Holder (as defined below) copies of any documents filed pursuant to Section 1.2(d)(i); and
(iii) inform each Notice Holder that the Company has complied with its obligations in Section 1.2(d)(i) (or that, if the Company has filed a post-effective amendment to the Shelf Registration which has not yet been declared effective, the Company will notify the Notice Holder to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment and will immediately notify the Notice Holder when the amendment has become effective); each Holder who has given notice of intention to distribute such Holder's Registrable Securities in accordance with this Section 1.2(d) hereof (a "Notice Holder") will sell all or any of such Registrable Securities pursuant to the Shelf Registration and related Prospectus only during the 30-day period commencing with the date on which the Company gives notice, pursuant to Section 1.2(d)(iii), that the Registration Statement and Prospectus may be used for such purpose (such 30-day period is referred to as a "Selling Period"). The Notice Holders will not sell any Registrable Securities pursuant to such Registration Statement or Prospectus after such Selling Period without giving a new notice of intention to sell pursuant to Section 1.2(d) hereof and receiving a further notice from the Company pursuant to Section 1.2(d)(iii) hereof.

                    (e) In the event (i) of the happening of any event of the kind described in Section 1.3(c)(ii), 1.3(c)(iii), 1.3(c)(iv), 1.3(c)(v), or 1.3(c)(vi) hereof or (ii) that, in the judgment of the Company, it is advisable to suspend use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certificate in writing, signed by an authorized executive officer of the Company, to the Notice Holders, the Special Counsel and the Managing Underwriters, if any, to the effect of the foregoing and, upon receipt of such certificate, each such Notice Holder's Selling Period will not commence until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 1.2(d)(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will commence, as soon as practicable and, in the case of a pending development or event referred to in Section 1.2(e)(ii) hereof, as soon as the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) in the judgment of the Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company. Notwithstanding any other provision in this Agreement, the Company shall not under any circumstances be entitled to exercise its right under this Section 1.2(e) to defer the commencement of a Selling Period except as follows: the Company may defer the commencement of a Selling Period in accordance with this Section 1.2(e) for a period not to exceed 30 days in any three-month period, or not to exceed an aggregate of 90 days in any 12-month period, and the period in which a Selling Period is suspended shall not exceed fifteen (15) days unless the Company shall deliver to such Notice Holders a second notice to the effect set forth above, which shall have the effect of extending the period during which such Selling Period is deferred by up to an additional fifteen (15) days, or such shorter period of time as is specified in such second notice. In no event shall the Company be permitted to extend the period during which such Selling Period is deferred (a "Deferral Period") beyond such thirty (30) day period from and after the date a Notice Holder provides notice to the Company in accordance with
Section 1.2(d) of its intention to distribute Registrable Securities.

               1.3 Registration Procedures. In connection with the Company's registration obligations under Section 1.2 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

                    (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to the Purchaser, the Special Counsel and the Managing Underwriters of such offering, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of the Purchaser, the Special Counsel and such Managing Underwriters, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the Holders of a majority of the Registrable Securities covered by such Registration Statement, the Purchaser or the Special Counsel shall reasonably object in writing within two full Business Days.

                    (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 1.2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and Prospectus during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

                    (c) Notify the Notice Holders, the Purchaser, the Special Counsel and the Managing Underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus, any Prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or happening of any event which makes any statement of a material fact in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                    (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

                    (e) If reasonably requested by the Purchaser or the Managing Underwriters, if any, or the Holders of a majority of the Registrable Securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Purchaser, the Special Counsel, the Company, the Managing Underwriters, if any, or such Holders, in connection with any offering of Registrable Securities, agree should be included therein as required by applicable law, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 1.3(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

                    (f) Furnish to each selling Holder, the Special Counsel and the Purchaser, and each Managing Underwriter, if any, without charge, at least one conformed copy of the Registration Statement or Statements and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing by such selling Holder, counsel, the Purchaser or underwriter).

                    (g) Deliver to each selling Holder, the Special Counsel and the Purchaser and each Managing Underwriter, if any, in connection with any offering of Registrable Securities, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

                    (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, the Managing Underwriters, if any, and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or Managing Underwriter reasonably requests in writing; use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                    (i) Use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Holder, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the selling Holder or Holders thereof or the Managing Underwriters, if any, to consummate the disposition of such Registrable Securities.

                    (j) During any Selling Period (other than during a Deferral Period), immediately upon learning of the existence of any fact or the occurrence of any event as a result of which a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or a Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly prepare and file (subject to the proviso in Section 1.3(a)) a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement so that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, use its best efforts to cause it to become effective as soon as practicable.

                    (k) Enter into such agreements (including, in the event of an Underwritten Offering undertaken with the reasonable consent of the Company, an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including, in the event of an Underwritten Offering, those reasonably requested by the Managing Underwriters, if any, or the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into, and if the registration is an underwritten registration, (i) make such representations and warranties, subject to the Company's ability to do so, to the Holders of such Registrable Securities and the underwriters with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings (provided that the scope and substance shall not be materially different than those contained in the Purchase Agreement) and confirm the same if and when requested; (ii) use its best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, Special Counsel and the Holders of a majority of the Registrable Securities being sold) addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and Managing Underwriters; (iii) use its best efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the Managing Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, the Special Counsel and the Managing Underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder.

                    (l) If requested in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make available for reasonable inspection by a single representative of the Holders of Registrable Securities being sold, any Managing Underwriter participating in any disposition of Registrable Securities, if any, and a single attorney and a single accountant retained by such selling Holders or underwriter, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the executive officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, in a manner reasonably acceptable to the Company, Managing Underwriter, attorney or accountant in connection with such disposition; subject to reasonable assurances by each such person that such information will only be used in connection with matters relating to such Registration Statement; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement.

                    (m) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                    (n) Cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as such Holders may request.

                    (o) Cause the Common Stock and the Warrants covered by the Registration Statement to be listed on the NASDAQ NNM (or such other national trading market as is reasonably acceptable to both the Company and the Holders) not later than September 1, 1998 and promptly use its best efforts to ensure that such listing becomes effective, and in connection therewith, to the extent applicable, to use its best efforts (i) to make such filings under the Exchange Act (e.g., the filing of a Registration Statement on Form 8-A) and (ii) to have such filings declared effective thereunder.

                    (p) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

               1.4 Holder's Obligations. Each Holder agrees, by acquisition of the Warrants and Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with the notice required pursuant to
Section 1.2(d) hereof and such other information regarding such Holder and the distribution of such Registrable Securities as may be required to be included in the Registration Statement or the Prospectus or as the Company may from time to time reasonably request. The Company may exclude from such registration the Registrable Securities of any Holder who does not furnish such information provided above for so long as such information is not so furnished. Each Holder of Registrable Securities as to which any Registration Statement is being effected agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

               1.5 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of Special Counsel shall be borne by the Company.

               1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

               1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection l.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering (the "Shares"), if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.7(b), any legal or other expenses reasonably incurred by in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection l.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) provided, that, in no event shall any indemnity under this subsection l.7(b) exceed the gross proceeds from the offering received by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

                    (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or

                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                    (f) The obligations of the Company and Holders under this
Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

               1.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.9 below; and
(c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

               1.9 "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the Managing Underwriter, during the period commencing on the date of the final prospectus relating to an Underwritten Offering and ending on the date specified by the Company and the Managing Underwriter (such period not to exceed ninety (90) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.9 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holders if all (i) officers and directors, (ii) greater than ten percent (10%) stockholders of the Company, (iii) Management Investor (as defined in the Purchase Agreement) and (iv) any transferee of the Management Investor's who received a greater than ten percent (10%) position from the Management Investor (for so long as such transferee continues to hold a greater than ten percent (10%) position), enter into similar agreements. The underwriters in connection with a public offering of the Company's securities are intended third party beneficiaries of this Section 1.9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               1.10 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after three (3) years from the date hereof; provided that, in the event any Holder is deemed to be an affiliate of the Company ("Affiliate Holder") subsequent to such three (3) year period, the Company shall file, within 30 days of notice from the Affiliate Holder, a new Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Affiliate Holders thereof of all the Registrable Securities. Such new Registration Statement shall be governed by all of the applicable provisions of this Section 1, as if such registration was a Shelf Registration, and shall remain in effect for a period of two (2) years.

          2.  Miscellaneous.

               2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

               2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, two days after deposit with an overnight courier service or five days after deposit with the United States Post Office, by first class mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               2.7 Entire Agreement: Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company.

               2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               2.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 SYSTEM SOFTWARE ASSOCIATES, INC.



                                 By:_______________________________


                                 Title:____________________________

                                 H&Q SSA INVESTORS, L.P.



                                 By:_______________________________
                                     (Signature)


                                 Title:____________________________